Exhibit 1.2

                       Amendment to Declaration of Trust


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                      PHOENIX WORLDWIDE OPPORTUNITIES FUND

               Certificate of Amendment to Declaration of Trust

   The undersigned, being all of the Board of Trustees of the Phoenix Worldwide Opportunities Fund, a Massachusetts business trust (the "Trust"), do hereby certify that, pursuant to the authority conferred upon the Trustees of the Trust pursuant to Section 5.13 of that certain Declaration of Trust dated November 4, 1991, as amended (hereinafter collectively referred to as the "Declaration"), the Declaration is hereby further amended as follows:

   1. The first sentence in Article V, Section 5.1 is hereby deleted and the following inserted in lieu thereof:
      The interest of the beneficiaries hereunder shall be divided into an unlimited number of transferable shares of beneficial interest, in one or more distinct and separate series or classes thereof as the Trustees from time to time may create and establish in accordance with Sections 5.11, 5.13 and 5.14 hereof, par value of $0.01 per share.

   2. Article V, Section 5.14 is hereby added, to wit:
        Section 5.13. Dual Distribution System. Without in any manner limiting the rights of the Trustees pursuant to Section 5.13, above, the Trustees hereby divide the Shares of the Trust into two Classes. The Classes, so established, shall be designated as "Phoenix Worldwide Opportunities Fund Class A Shares" ("Class A Shares") and "Phoenix Worldwide Opportunities Fund Class B Shares" ("Class B Shares"). Subject to Section 5.13 of this Declaration, the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption shall pertain to all Shares in each of the foregoing Classes:
        (a) The assets belonging to each Class shall be invested in the same investment portfolio as the Trust.
        (b) The dividends and distributions of investment income and capital gains with respect to each Class shall be in such amounts as may be declared from time to time by the Trustees, and the dividends and distributions of each Class may vary from dividends and distributions of investment income and capital gains with respect to the other Class to reflect differing allocations of the expenses of the Trust between the holders of the two classes and any resultant differences between the net asset value per share of the two classes, to such extent and for such purposes as the Trustees may deem appropriate. The allocation of investment income or capital gains and expenses and liabilities of the Trust between the Class A Shares and the Class B Shares shall be determined by the Trustees in a manner that is consistent with the order dated September 13, 1993 (Investment Company Act of 1940 Release No. IC-19706) issued by the Securities and Exchange Commission in connection with the application for exemption filed by National Multi-Sector Fixed Income Fund, et al., any amendment to such order or any rule or interpretation under the Investment Company Act of 1940 that modifies or supersedes such order.
        (c) Class A Shares (including fractional shares thereof) may be subject to an initial sales charge pursuant to the terms of the issuance of such Shares.
        (d) The proceeds of the redemption of Class B Shares (including a fractional share thereof) shall be reduced by the amount of any contingent deferred sales charge payable on such redemption pursuant to the terms of the issuance of such Shares.
        (e) The holders of Class A Shares and Class B Shares shall have (i) exclusive voting rights with respect to provisions of any distribution plan adopted by the Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a "Plan") applicable to the respective Class B, and (ii) no voting rights with respect to provisions of any Plan applicable to the other Class, or with regard to any other matter submitted to a vote of shareholders which does not affect holders of that respective Class B.
        (f)(i) Each Class B Share, other than a share purchased through the automatic reinvestment of a dividend or a distribution with respect to Class B Shares, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A Shares on the date that is the first business day following the month in which the eighth anniversary date of the date of the issuance of the Class B Share falls (the "Conversion Date"). With respect to Class B Shares issued in an exchange or series of exchanges for shares of shares of beneficial interest or common stock, as the case may be, of another investment company or class or series thereof registered under the Investment Company Act of 1940 pursuant to an exchange privilege granted by the Trust, the date of issuance of the Class B Shares for purposes of the immediately preceding sentence shall be the date of issuance of the original shares of beneficial interest or common stock, as the case may be.
        (ii) Each Class B Share acquired through the automatic reinvestment of a dividend or a distribution with respect to Class B Shares shall be segregated in a separate sub-account. Each time any Class B Shares in a shareholder's Fund account (other than those in the aforedescribed applicable sub-account) convert to Class A Shares, an equal pro rata portion of the Class B Shares then in the sub-account will also convert to Class A Shares without any action or choice on the part of the holder thereof. The portion will be determined by the ratio that the shareholder's Class B Shares converting to Class A Shares bears to the shareholder's total Class B Shares not acquired through dividends and distributions.
        (iii) The conversion of Class B Shares to Class A Shares is subject to the continuing availability of an opinion of counsel or a ruling of the Internal Revenue Service that payment of different dividends on Class A and Class B Shares does not result

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      in the Trust's dividends or distributions constituting "preferential dividends" under the Internal Revenue Code of 1986, as amended, and that the conversion of shares does not constitute a taxable event under federal income tax law.
        (iv) The number of shares of Class A Shares into which a share of Class B Shares is converted pursuant to paragraphs (f)(i) and (f)(ii) hereof shall equal the number (including for this purpose fractions of a Share) obtained by dividing the net asset value per share of the Class B Shares (for purposes of sales and redemptions thereof on the Conversion Date) by the net asset value per share of the Class A Shares
      (for purposes of sales and redemptions thereof on the Conversion Date).
        (v) On the Conversion Date, the Class B Shares converted into shares of Class A Shares will cease to accrue dividends and will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive (i) the number of shares of Class A Shares have been converted and (ii) declared but unpaid dividends to the Conversion
      Date) will cease. Certificates representing Class A Shares resulting from the conversion need not be issued until certificates representing Class B Shares converted, if issued, have been received by the Trust or its agent duly endorsed for transfer.

   3. Article X, Section 10.6 is hereby amended to reflect that the principal place of business of the Trust is 101 Munson Street, Greenfield, Massachusetts.

   4. In accordance with Article VIII, Section 8.3(a) of the Declaration, the Declaration is hereby amended in order to reflect the change in the name of the Trust to "Phoenix Worldwide Opportunities Fund" and to substitute said name for the name of "National Worldwide Opportunities Fund" in each place it appears in the Declaration.

   Except as hereinabove and hereinbefore modified, all other terms and conditions set forth in the Declaration shall be and remain in full force and effect.

   WITNESS our hands this 25th day of May, 1994.

/s/ C. Duane Blinn             /s/ Philip R. McLoughlin
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C. Duane Blinn                 Philip R. McLoughlin

/s/ Robert Chesek              /s/ James M. Oates
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Robert Chesek                  James M. Oates

/s/ E. Virgil Conway           /s/ Philip R. Reynolds
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E. Virgil Conway               Philip R. Reynolds

/s/ Harry Dalzell-Payne        /s/ Herbert Roth, Jr.
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Harry Dalzell-Payne            Herbert Roth, Jr.

/s/ Leroy Keith, Jr.           /s/ Richard E. Segerson
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Leroy Keith, Jr.               Richard E. Segerson